                                                                EXHIBIT 3(iii).1


                                    AMENDMENT
                                     TO THE
                                   BY-LAWS OF
                           MULTIMOD INVESTMENTS, LTD.

          Pursuant to the provisions of the Nevada Business Corporations Act, MULTIMOD INVESTMENTS, LTD. (the "Corporation") adopts the following Amendment to the By-Laws:


     1.   Article II of the By-Laws is amended to add Paragraph 8 as follows:


     8. LIABILITY AND INDEMNIFICATION OF DIRECTORS AND OFFICERS

          To the fullest extent permitted by law, no director or officer of the Corporation shall be personally liable to the Corporation or its shareholders for damages for breach of any duty owed to the Corporation or its shareholders. In addition, the Corporation shall have the power, in its By-Laws or in any resolution of its shareholders or directors, to undertake to indemnify the officers and directors of this Corporation against any contingency or peril as may be determined to be in the best interests of this Corporation, and in conjunction therewith, to procure, at this corporation's expense, policies of insurance.

     2. The Amendment was duly adopted by unanimous written consent of the directors of the Corporation on May 15, 2000 and by the shareholders owning a majority of the outstanding voting stock of the corporation and such majority of votes was sufficient approval.

     5.   The effective date of this Amendment is May 15, 2000.

     Dated:    May 15, 2000


                              /s/ MARVIN N. WINICK
                              ---------------------------
                              Marvin N. Winick, President

                      RESOLUTION OF THE BOARD OF DIRECTORS
                                       OF

                           MULTIMOD INVESTMENTS, LTD.

     Pursuant to the provisions of the Nevada Business Corporations Act, the following resolution is passed as a resolution of the Directors of the Corporation consented to in writing by all the Directors of the Corporation on the l5th day of May, 2000.

WHEREAS the Corporation desires to change its by-laws and add additional articles as set out below.

BE IT RESOLVED, THAT:

1.   Article II of the By-Laws is amended to add Paragraph 8 as follows:


8. LIABILITY AND INDEMNIFICATION OF DIRECTORS AND OFFICERS

     To the fullest extent permitted by law, no director or officer of the Corporation shall be personally liable to the Corporation or its shareholders for damages for breach of any duty owed to the Corporation or its shareholders. In addition, the Corporation shall have the power, in its By-Laws or in any resolution of its shareholders or directors, to undertake to indemnify the officers and directors of this Corporation against any contingency or peril as may be determined to be in the best interests of this Corporation, and in conjunction therewith, to procure, at this corporation's expense, policies of insurance.

2. This proposed amendments be put before the majority shareholders of the Corporation for approval without a meeting pursuant to the Nevada Business Corporations Act.

3.   The record date for this shareholders action will be May 15, 2000.

4. Any officer or director of the Corporation is hereby authorized, empowered, and directed, in the name of and on behalf of the Corporation, to execute, deliver and file any and all documents to take any and all other action that may be necessary, appropriate, or expedient in order to accomplish the purposes and intent of the foregoing resolution.

5. This resolution may be signed in counterparts and transmitted by facsimile, and that each copy will together constitute but one document and be deemed to be an original.

DATED this 15th day of May, 2000.


/s/ MARVIN N. WINICK                              /s/ STERLING KLEIN
--------------------------                        ------------------------------
Marvin N. Winick                                  Sterling Klein


/s/ SAKWINDER NARWAL
--------------------------
Sakwinder Narwal

                      RESOLUTION OF THE BOARD OF DIRECTORS

                                       OF

                           MULTIMOD INVESTMENTS, LTD.

                             (A NEVADA CORPORATION)

                                   ----------

                            (ORGANIZED MAY 12, 2000)


          The undersigned, constituting all of the directors named in the Articles of Incorporation of the above-named corporation, do hereby consent in writing to the adoption of the following resolutions:

          RESOLVED: That the Bylaws annexed hereto be and they are hereby adopted as the initial Bylaws of the corporation.

          RESOLVED: That the following be and they are hereby chosen as the officers of the corporation until the first meeting of directors after the first annual meeting of stockholders and until their successors are chosen and qualified or until their earlier resignation or removal:

          President:     Marvin N. Winick
          Secretary:     Sterling Klein
          Treasurer:


                                                  /s/ MARVIN WINICK
                                                  ------------------------------
                                                  Marvin Winick, Director


                                                  /s/ STERLING KLEIN
                                                  ------------------------------
                                                  Sterling Klein, Director


                                                  /s/ SAK NARWAL
                                                  ------------------------------
                                                  Sak Narwal, Director


*Section 78.315 of the General Corporation Law authorizes all directors to consent in writing in lieu of meeting.

                             ACTION BY SHAREHOLDERS
                              WITHOUT A MEETING OF
                           MULTIMOD INVESTMENTS, LTD.
                             (A NEVADA CORPORATION)


          On this 15th day of May 2000, the Shareholders whose signatures appear below, have consented to the action and resolution contained herein, such action being pursuant to the authority provided by the Nevada Business Corporations Act. As of this date, the Corporation has issued and outstanding a tool of 400,O00 shares of fully paid, non-assessable common stock. The undersigned Shareholders represent 376,000 shares of the total issued and outstanding shares or 94%.

BE IT RESOLVED, that

1.   Article II of the By-Laws is amended to add Paragraph 8 as follows:

           8. LIABILITY AND INDEMNIFICATION OF DIRECTORS AND OFFICER

               To the fullest extent permitted by law, no director or officer of the Corporation shall be personally liable to the Corporation or its shareholders for damages for breach of any duty owed to the Corporation or its shareholders. In addition, the Corporation sha11 have the power, in its By-Laws or in any resolution of its shareholders or directors, to undertake to indemnify the officers and directors of this Corporation against any contingency or peril as may be determined to be in the best interests of this Corporation, and in conjunction therewith, to procure, at this corporation's expense, policies of insurance.


          The undersigned by their signatures below, hereby consent to this action without notice and without a meeting, and adopt the foregoing Resolution.


/s/ MARVIN N. WINICK                         /s/ STERLING KLEIN
---------------------------------            -----------------------------------
Marvin N. Winick                             Sterling Klein
Shares Represented, 188,000 or 47%           Shares Represented, 188,000 or 47%